Exhibit 99.1

News Release

Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately

Contact:	William B. Kessel, President and CEO, 616.447.3933
Robert N. Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION REPORTS
2019 SECOND QUARTER RESULTS

GRAND RAPIDS, Mich., July 25, 2019 - Independent Bank Corporation (NASDAQ: IBCP) reported second quarter 2019 net income of $10.7 million, or $0.46 per diluted share, versus net income of $8.8 million, or $0.36 per diluted share, in the prior-year period.  For the six months ended June 30, 2019, the Company reported net income of $20.1 million, or $0.85 per diluted share, compared to net income of $18.0 million, or $0.78 per diluted share, in the prior-year period.  The increases in second quarter and year to date 2019 earnings as compared to 2018 primarily reflect an increase in net interest income.

Significant items impacting comparable quarterly and year to date 2019 and 2018 results include the following:

•
Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of a negative $2.7 million ($0.09 per diluted share, after taxes) and a negative $4.9 million ($0.16 per diluted share, after taxes) for the three- and six-months ended June 30, 2019, respectively, as compared to positive MSR Changes of $0.5 million ($0.02 per diluted share, after taxes) and $2.0 million ($0.07 per diluted share, after taxes) for the three- and six-months ended June 30, 2018, respectively.

•
The acquisition of TCSB Bancorp, Inc. (“TCSB”), and its subsidiary, Traverse City State Bank, on Apr. 1, 2018 (referred to as the “Merger” or “TCSB Acquisition”) and the associated data processing systems conversions in June 2018.  The total assets, loans and deposits acquired in the Merger were approximately $342.8 million, $295.8 million (including $1.3 million of loans held for sale) and $287.7 million, respectively.

•	Merger related expenses of $3.1 million ($0.10 per diluted share, after taxes) and $3.3 million ($0.11 per diluted share, after taxes) for the three- and six-months ended June 30, 2018, respectively.

Second quarter 2019 highlights include:

•
Return on average assets and return on average equity of 1.27% and 12.72%, respectively (these ratios increase to 1.52% and 15.22%, respectively, when excluding the after tax impact of the MSR Change);

•	A year-over-year increase in quarterly net interest income of $1.8 million, or 6.1%;
•	Total portfolio loan net growth of $87.7 million, or 13.4% annualized;
•	Continued strong asset quality metrics; and
•	The payment of an 18 cent per share dividend on common stock on May 15, 2019.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “We are pleased to report another quarter of solid financial performance.  Excluding the after-tax impacts of the MSR Changes and the Merger related expenses, net income and diluted earnings per share increased by 18.4% and 25.0%, respectively, in the second quarter of 2019 as compared to the second quarter of 2018.  As we look ahead to the last half of 2019 and beyond, we are focused on building on the momentum generated in the first half of the year.”

Operating Results

The Company’s net interest income totaled $30.8 million during the second quarter of 2019, an increase of $1.8 million, or 6.1% from the year-ago period, and up $0.5 million, or 1.7%, from the first quarter of 2019.  The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.87% during the second quarter of 2019, compared to 3.93% in the year-ago period, and 3.88% in the first quarter of 2019.  The year-over-year quarterly increase in net interest income is due to an increase in average interest-earning assets that was partially offset by a decline in the net interest margin.  Average interest-earning assets were $3.19 billion in the second quarter of 2019, compared to $2.96 billion in the year ago quarter and $3.15 billion in the first quarter of 2019.  Second quarter 2019 and 2018 interest income on loans includes $0.4 million and $0.6 million, respectively, of accretion of the discount recorded on the TCSB loans acquired in the Merger.

For the first six months of 2019, net interest income totaled $61.0 million, an increase of $8.1 million, or 15.3% from the first half of 2018.  The Company’s net interest margin for the first six months of 2019 was 3.88% compared to 3.83% in 2018.  The increase in net interest income for the first six months of 2019 is due to increases in both average interest-earning assets and in the net interest margin.

Non-interest income totaled $9.9 million and $19.9 million, respectively, for the second quarter and first six months of 2019, compared to $12.3 million and $24.0 million in the respective comparable year ago periods.  These changes were primarily due to variances in mortgage banking related revenues (net gains on mortgage loans and mortgage loan servicing, net).

Net gains on mortgage loans in the second quarters of 2019 and 2018, were approximately $4.3 million and $3.3 million, respectively.  For the first six months of 2019, net gains on mortgage loans totaled $7.9 million compared to $5.8 million in 2018.  The increase in net gains on mortgage loans was primarily due to an increase in mortgage loan sales volume in 2019 as well as fair value adjustments on the mortgage loan pipeline.

Mortgage loan servicing, net, generated a loss of $1.9 million and income of $1.2 million in the second quarters of 2019 and 2018, respectively. For the first six months of 2019, mortgage loan servicing, net, generated a loss of $3.1 million as compared to income of $3.5 million in 2018.  The significant variances in mortgage loan servicing, net are primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates (a decline in 2019 as compared to an increase in 2018) and expected future prepayment levels. Mortgage loan servicing, net activity is summarized in the following table:

	Three Months Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Mortgage loan servicing, net:	(Dollars in thousands)
Revenue, net	$1,515	$1,372	$2,991	$2,564
Fair value change due to price	(2,670)	518	(4,873)	1,976
Fair value change due to pay-downs	(752)	(655)	(1,240)	(1,084)
Total	$(1,907)	$1,235	$(3,122)	$3,456

Non-interest expenses totaled $26.6 million in the second quarter of 2019, compared to $29.8 million in the year-ago period.  For the first six months of 2019, non-interest expenses totaled $54.6 million versus $53.9 million in 2018.  These year-over-year changes in non-interest expense are primarily due to the TCSB Acquisition (including the aforementioned Merger related expenses) as well as higher compensation and health insurance costs.

The Company recorded an income tax expense of $2.7 million and $4.9 million in the second quarter and first six months of 2019, respectively.  This compares to an income tax expense of $2.1 million and $4.1 million in the second quarter and first six months of 2018, respectively.  The increase in income tax expense is primarily due to higher pre-tax earnings in 2019.

Asset Quality

Commenting on asset quality, President and CEO Kessel added:  “Non-performing loans and assets as well as loan net charge-offs remain at low levels.  In addition, thirty- to eighty-nine day delinquency rates at June 30, 2019 were 0.02% for commercial loans and 0.43% for mortgage and consumer loans.  These early stage delinquency rates continue to be well-managed.”

A breakdown of non-performing loans(1) by loan type is as follows:

Loan Type	6/30/2019	12/31/2018	6/30/2018
	(Dollars in thousands)
Commercial	$900	$2,220	$2,889
Consumer/installment	901	781	671
Mortgage	5,997	6,033	5,522
Total non-accrual loans	7,798	9,034	9,082
Less – government guaranteed loans	436	460	224
Total non-performing loans	$7,362	$8,574	$8,858
Ratio of non-performing loans to total portfolio loans	0.27%	0.33%	0.36%
Ratio of non-performing assets to total assets	0.27%	0.29%	0.33%
Ratio of the allowance for loan losses to non-performing loans	351.85%	290.27%	265.34%

(1)	Excludes loans that are classified as “troubled debt restructured” that are still performing.

Non-performing loans have decreased $1.2 million from Dec. 31, 2018.  This decrease principally reflects a decline in non-performing commercial loans due primarily to pay-downs, charge-offs and a transfer to other real estate.  Other real estate and repossessed assets totaled $2.0 million at June 30, 2019, compared to $1.3 million at Dec. 31, 2018.  This increase is primarily due to the addition of a $0.6 million commercial office building located in Grand Rapids during the second quarter of 2019.

The provision for loan losses was an expense of $0.7 million in both the second quarters of 2019 and 2018, respectively.  The provision for loan losses was an expense of $1.3 million and $1.0 million in the first six months of 2019 and 2018, respectively. The level of the provision for loan losses in each period reflects the Company’s overall assessment of the allowance for loan losses, taking into consideration factors such as loan growth, loan mix, levels of non-performing and classified loans and loan net charge-offs.  The Company recorded loan net charge-offs of $0.003 million and $0.217 million in the second quarters of 2019 and 2018, respectively.  For the first six months of 2019 and 2018, the Company recorded loan net charge-offs of $0.301 million and $0.048 million, respectively.  At June 30, 2019, the allowance for loan losses totaled $25.9 million, or 0.96% of total portfolio loans, compared to $24.9 million, or 0.96% of total portfolio loans, at Dec. 31, 2018. Excluding the remaining TCSB acquired loan balances, the allowance for loan losses was equal to 1.03% and 1.06% of portfolio loans at June 30, 2019 and Dec. 31, 2018, respectively.

Balance Sheet, Liquidity and Capital

Total assets were $3.44 billion at June 30, 2019, an increase of $85.0 million from Dec. 31, 2018.  Loans, excluding loans held for sale, were $2.71 billion at June 30, 2019, compared to $2.58 billion at Dec. 31, 2018.  Deposits totaled $2.98 billion at June 30, 2019, an increase of $65.5 million from Dec. 31, 2018.  The increase in total deposits is primarily due to growth in reciprocal deposits.

Cash and cash equivalents totaled $55.1 million at June 30, 2019, versus $70.2 million at Dec. 31, 2018. Securities available for sale totaled $430.3 million at June 30, 2019, versus $427.9 million at Dec. 31, 2018.

Total shareholders’ equity was $330.8 million at June 30, 2019, or 9.62% of total assets.  Tangible common equity totaled $296.7 million at June 30, 2019, or $13.19 per share.  The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	6/30/2019	12/31/2018	Well Capitalized Minimum
Tier 1 capital to average total assets	9.50%	9.44%	5.00%
Tier 1 common equity to risk-weighted assets	11.80%	11.94%	6.50%
Tier 1 capital to risk-weighted assets	11.80%	11.94%	8.00%
Total capital to risk-weighted assets	12.81%	12.94%	10.00%

Share Repurchase Plan

As previously announced, on Dec. 18, 2018, the Board of Directors of the Company authorized a 2019 share repurchase plan.  Under the terms of the original 2019 share repurchase plan, the Company was authorized to buy back up to 5% of its outstanding common stock.  During the first six months of 2019, the Company completed the repurchase of 5% of its outstanding common shares (1,179,688 shares at a weighted average purchase price of $21.85 per share). On June 18, 2019, the Board of Directors of the Company supplemented the 2019 share repurchase plan and authorized the repurchase of up to 300,000 additional common shares. The 2019 share repurchase plan is authorized to last through Dec. 31, 2019.

Earnings Conference Call

Brad Kessel, President and CEO, and Rob Shuster, CFO, will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, July 25, 2019.

To participate in the live conference call, please dial 1-866-200-8394. Also the conference call will be accessible through an audio webcast with user-controlled slides via the following URL:  https://services.choruscall.com/links/ibcp190725.html.

A playback of the call can be accessed by dialing 1-877-344-7529 (Conference ID # 10132049). The replay will be available through Aug. 1, 2019.

About Independent Bank Corporation

Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $3.4 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and insurance.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  IndependentBank.com.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that are not historical facts, including statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives, or assumptions of future events or performance, may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions, and uncertainties that could cause actual strategies, actions, or results to differ materially from those expressed in them, and are not guarantees  of timing, future results, events, or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions, or results, based on management’s current expectations, assumptions, and estimates on the date hereof, there can be no assurance that actual strategies, actions or results will not differ materially from expectations. Therefore, readers are cautioned not to place undue reliance on such statements.  Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in capital and credit markets; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Independent Bank Corporation's customers; the implementation of Independent Bank Corporation's strategies and business models; Independent Bank Corporation's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Independent Bank Corporation's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events; changes in accounting standards and the critical nature of Independent Bank Corporation's accounting policies.

Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances, after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	June 30, 2019	December 31, 2018
	(unaudited)
	(In thousands, except share
	amounts)
Assets
Cash and due from banks	$34,461	$23,350
Interest bearing deposits	20,676	46,894
Cash and Cash Equivalents	55,137	70,244
Interest bearing deposits - time	498	595
Equity securities at fair value	-	393
Securities available for sale	430,305	427,926
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	18,359	18,359
Loans held for sale, carried at fair value	62,883	44,753
Loans held for sale, carried at lower of cost or fair value	-	41,471
Loans
Commercial	1,175,970	1,144,481
Mortgage	1,086,309	1,042,890
Installment	444,247	395,149
Total Loans	2,706,526	2,582,520
Allowance for loan losses	(25,903)	(24,888)
Net Loans	2,680,623	2,557,632
Other real estate and repossessed assets	1,990	1,299
Property and equipment, net	37,703	38,777
Bank-owned life insurance	55,580	55,068
Deferred tax assets, net	2,746	5,779
Capitalized mortgage loan servicing rights	17,894	21,400
Other intangibles	5,870	6,415
Goodwill	28,300	28,300
Accrued income and other assets	40,414	34,870
Total Assets	$3,438,302	$3,353,281

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$864,481	$879,549
Savings and interest-bearing checking	1,158,910	1,194,865
Reciprocal	326,326	182,072
Time	384,477	385,981
Brokered time	244,691	270,961
Total Deposits	2,978,885	2,913,428
Other borrowings	41,144	25,700
Subordinated debentures	39,422	39,388
Accrued expenses and other liabilities	48,005	35,771
Total Liabilities	3,107,456	3,014,287

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	-	-
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 22,498,776 shares at June 30, 2019 and 23,579,725 shares at December 31, 2018	351,894	377,372
Accumulated deficit	(16,617)	(28,270)
Accumulated other comprehensive loss	(4,431)	(10,108)
Total Shareholders’ Equity	330,846	338,994
Total Liabilities and Shareholders’ Equity	$3,438,302	$3,353,281

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$33,836	$32,681	$29,674	$66,517	$53,027
Interest on securities
Taxable	3,034	3,006	2,720	6,040	5,355
Tax-exempt	324	374	444	698	923
Other investments	379	575	265	954	595
Total Interest Income	37,573	36,636	33,103	74,209	59,900
Interest Expense
Deposits	6,021	5,681	3,209	11,702	5,496
Other borrowings and subordinated debentures	796	712	914	1,508	1,488
Total Interest Expense	6,817	6,393	4,123	13,210	6,984
Net Interest Income	30,756	30,243	28,980	60,999	52,916
Provision for loan losses	652	664	650	1,316	965
Net Interest Income After Provision for Loan Losses	30,104	29,579	28,330	59,683	51,951
Non-interest Income
Service charges on deposit accounts	2,800	2,640	3,095	5,440	6,000
Interchange income	2,604	2,355	2,504	4,959	4,750
Net gains (losses) on assets
Mortgage loans	4,302	3,611	3,255	7,913	5,826
Securities	-	304	9	304	(164)
Mortgage loan servicing, net	(1,907)	(1,215)	1,235	(3,122)	3,456
Other	2,106	2,264	2,217	4,370	4,160
Total Non-interest Income	9,905	9,959	12,315	19,864	24,028
Non-interest Expense
Compensation and employee benefits	15,931	16,351	15,869	32,282	30,337
Occupancy, net	2,131	2,505	2,170	4,636	4,434
Data processing	2,171	2,144	2,251	4,315	4,129
Furniture, fixtures and equipment	1,006	1,029	1,019	2,035	1,986
Communications	717	769	704	1,486	1,384
Interchange expense	753	688	661	1,441	1,259
Advertising	627	672	543	1,299	984
Loan and collection	628	634	692	1,262	1,369
Legal and professional	371	369	456	740	834
FDIC deposit insurance	342	368	250	710	480
Credit card and bank service fees	97	103	106	200	202
Net (gains) losses on other real estate and repossessed assets	(198)	119	(4)	(79)	(294)
Merger related expenses	-	-	3,082	-	3,256
Other	2,016	2,239	1,962	4,255	3,536
Total Non-interest Expense	26,592	27,990	29,761	54,582	53,896
Income Before Income Tax	13,417	11,548	10,884	24,965	22,083
Income tax expense	2,687	2,167	2,067	4,854	4,105
Net Income	$10,730	$9,381	$8,817	$20,111	$17,978
Net Income Per Common Share
Basic	$0.47	$0.40	$0.37	$0.86	$0.79
Diluted	$0.46	$0.39	$0.36	$0.85	$0.78

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$30,756	$30,243	$30,669	$29,697	$28,980
Provision for loan losses	652	664	591	(53)	650
Non-interest income	9,905	9,959	8,951	11,836	12,315
Non-interest expense	26,592	27,990	26,825	26,740	29,761
Income before income tax	13,417	11,548	12,204	14,846	10,884
Income tax expense	2,687	2,167	2,268	2,921	2,067
Net income	$10,730	$9,381	$9,936	$11,925	$8,817

Basic earnings per share	$0.47	$0.40	$0.41	$0.49	$0.37
Diluted earnings per share	0.46	0.39	0.41	0.49	0.36
Cash dividend per share	0.18	0.18	0.15	0.15	0.15

Average shares outstanding	23,035,526	23,588,313	23,988,810	24,148,768	24,109,322
Average diluted shares outstanding	23,313,346	23,884,744	24,339,782	24,514,814	24,509,963

Performance Ratios
Return on average assets	1.27%	1.13%	1.18%	1.46%	1.12%
Return on average common equity	12.72	11.14	11.43	13.83	10.57
Efficiency ratio (1)	64.57	69.27	67.11	63.63	71.14

As a Percent of Average Interest-Earning Assets (1)
Interest income	4.73%	4.70%	4.66%	4.53%	4.49%
Interest expense	0.86	0.82	0.73	0.62	0.56
Net interest income	3.87	3.88	3.93	3.91	3.93

Average Balances
Loans	$2,699,648	$2,621,871	$2,627,614	$2,550,302	$2,449,056
Securities available for sale	441,523	446,734	433,903	442,949	470,427
Total earning assets	3,191,264	3,152,177	3,121,640	3,038,221	2,963,982
Total assets	3,388,398	3,357,003	3,327,002	3,247,603	3,168,196
Deposits	2,929,885	2,909,096	2,873,889	2,789,969	2,701,362
Interest bearing liabilities	2,155,660	2,115,549	2,058,720	1,986,905	1,946,287
Shareholders' equity	338,254	341,592	344,779	341,998	334,626

End of Period
Capital
Tangible common equity ratio	8.72%	9.26%	9.17%	9.51%	9.41%
Average equity to average assets	9.98	10.18	10.36	10.53	10.56
Tangible common equity per share of common stock	$13.19	$13.17	$12.90	$12.84	$12.47
Total shares outstanding	22,498,776	23,560,179	23,579,725	24,150,341	24,143,044

Selected Balances
Loans	$2,706,526	$2,618,795	$2,582,520	$2,562,578	$2,467,317
Securities available for sale	430,305	461,531	427,926	436,957	450,593
Total earning assets	3,239,247	3,180,655	3,162,911	3,078,083	3,023,454
Total assets	3,438,302	3,383,606	3,353,281	3,297,124	3,234,522
Deposits	2,978,885	2,934,225	2,913,428	2,798,643	2,780,516
Interest bearing liabilities	2,194,970	2,141,083	2,098,967	2,036,770	1,988,495
Shareholders' equity	330,846	344,726	338,994	345,204	337,083

(1)	Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation

Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$30,756	$28,980	$60,999	$52,916
Add: taxable equivalent adjustment	102	132	219	261
Net interest income - taxable equivalent	$30,858	$29,112	$61,218	$53,177
Net interest margin (GAAP) (1)	3.86%	3.92%	3.86%	3.81%
Net interest margin (FTE) (1)	3.87%	3.93%	3.88%	3.83%

(1)	Annualized.

Tangible Common Equity Ratio

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Common shareholders' equity	$330,846	$344,726	$338,994	$345,204	$337,083
Less:
Goodwill	28,300	28,300	28,300	28,300	29,012
Other intangibles	5,870	6,143	6,415	6,709	7,004
Tangible common equity	$296,676	$310,283	$304,279	$310,195	$301,067

Total assets	$3,438,302	$3,383,606	$3,353,281	$3,297,124	$3,234,522
Less:
Goodwill	28,300	28,300	28,300	28,300	29,012
Other intangibles	5,870	6,143	6,415	6,709	7,004
Tangible assets	$3,404,132	$3,349,163	$3,318,566	$3,262,115	$3,198,506

Common equity ratio	9.62%	10.19%	10.11%	10.47%	10.42%
Tangible common equity ratio	8.72%	9.26%	9.17%	9.51%	9.41%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$330,846	$344,726	$338,994	$345,204	$337,083
Tangible common equity	$296,676	$310,283	$304,279	$310,195	$301,067
Shares of common stock outstanding (in thousands)	22,499	23,560	23,580	24,150	24,143

Common shareholders' equity per share of common stock	$14.70	$14.63	$14.38	$14.29	$13.96
Tangible common equity per share of common stock	$13.19	$13.17	$12.90	$12.84	$12.47

The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.